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                                                                    EXHIBIT 21.1


NEXPRISE INC. SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY (STATE OR COUNTRY OF INCORPORATION)

DOMESTIC SUBSIDIARIES
InfoPrise Inc.    (Delaware)
Neptune Subsidiary, Inc. (Delaware)
MM Holding Co. (Delaware)

FOREIGN SUBSIDIARIES
NexPrise International Limited (United Kingdom)